CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to all references made to us in this Post-Effective Amendment No. 24 to the AmeriPrime Funds' Registration Statement on Form N-1A.



/s/
McCurdy & Associates CPA's, Inc.
Westlake, Ohio
February 17, 1999